Exhibit 10.2

THIRD AMENDMENT TO FIFTH AMENDED AND RESTATED NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

THIRD AMENDMENT TO FIFTH AMENDED AND RESTATED NOTE PURCHASE AND PRIVATE SHELF AGREEMENT, dated as of May 7, 2021 (this “Agreement”), among Lippert Components, Inc., a Delaware corporation (the “Issuer”), LCI Industries, a Delaware corporation (f/k/a Drew Industries Incorporated) (the “Parent” and, together with the Issuer, collectively, the “Obligors”), PGIM, Inc. (“Prudential”), each Prudential Affiliate which becomes bound thereby from time to time, and each of the purchasers of Series B Notes (as defined below) named on the Purchaser Schedule thereto (collectively, the “Noteholders”) party hereto.

WITNESSETH:

WHEREAS, the Obligors, Prudential and the Noteholders are parties to that certain Fifth Amended and Restated Note Purchase and Private Shelf Agreement, dated as of November 11, 2019, as amended by that certain Consent and Amendment to Fifth Amended and Restated Note Purchase and Private Shelf Agreement, dated as of March 31, 2020, and that certain Second Amendment to Fifth Amended and Restated Note Purchase and Private Shelf Agreement, dated as of September 21, 2020 (as so amended, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), pursuant to which, inter alia, the Issuer issued to the Noteholders $50,000,000 aggregate principal amount of its 3.80% Series B Senior Notes due March 29, 2022 (the “Series B Notes”) and authorized the issuance of additional senior promissory notes from time to time (the “Shelf Notes”, together with the Series B Notes, collectively, the “Notes”) as therein provided;

WHEREAS, the Obligors have requested that the Noteholders amend certain terms and provisions of the Note Purchase Agreement to, among other things, (i) eliminate the requirement that Subsidiaries constituting controlled foreign corporations guarantee the Notes except under certain specified circumstances, and (ii) permit the Parent’s issuance of Permitted Convertible Notes (as hereinafter defined) and entry into related Permitted Bond Hedge Transactions and Permitted Warrant Transactions (each as hereinafter defined) in connection therewith, in each case as more fully set forth herein; and

WHEREAS, subject to the terms and conditions hereinafter set forth, the Noteholders party hereto are willing to consent to such amendments;

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Note Purchase Agreement.

ARTICLE II

Amendments

Subject to the satisfaction of the conditions set forth in Article III hereof, the Note Purchase Agreement is hereby amended as follows:

Section 2.1    Financial Statements. Clause (i) of paragraph 5A of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(i)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, the Parent’s consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures as of the end of and for the corresponding period or periods of the previous fiscal year, all certified by one of its authorized financial officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;”

Section 2.2    Subsidiary Guaranty; Security Documents. Paragraph 5K of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“5K.    Subsidiary Guaranty; Security Documents. If any Person (a) after the Effective Date becomes (whether upon its formation, by acquisition of its Equity Interests, or otherwise) and continues to be a Subsidiary of any Credit Party, other than an Immaterial Subsidiary (a “New Subsidiary”), or (b) that is or was an Immaterial Subsidiary of a Credit Party (x) ceases to be an Immaterial Subsidiary of a Credit Party or (y) becomes a borrower, co-borrower or guarantor of, or pledges shares of its subsidiaries to secure all or any part of, the Indebtedness under, or in respect of, the Bank Credit Agreement (any such Subsidiary described in this clause (b) hereof, a “New Guarantor”), the Obligors shall promptly, but in any event within 30 days (subject to paragraph 5N below), furnish a notice in writing of such facts to the holders of Notes and take the following actions:

(i)    cause such New Subsidiary or other New Guarantor to become a Subsidiary Guarantor pursuant to an instrument in form, scope and substance satisfactory to the Required Holders; provided that no such Person shall be required to become a Subsidiary Guarantor hereunder if such Person is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code (a “CFC”), unless (A) such CFC is a Significant Subsidiary and the execution and delivery of a guarantee of the Notes by such Significant Subsidiary would not result in a material adverse tax consequence for the Credit Parties, or (B) such CFC is a Foreign Borrower or has guaranteed or pledged collateral to secure the obligations under or in respect of the Bank Credit Agreement.

(ii)    deliver or cause to be delivered, or assign, to the Notes Collateral Agent subject to the Lien in favor of the Notes Collateral Agent under the Pledge Agreement, the certificates representing all Equity Interests of such New Subsidiary or other New Guarantor owned by a Credit Party (or Subsidiary thereof) (provided that if such New Subsidiary or other New Guarantor is a CFC, certificates or other evidence of Equity Interests representing only sixty-five percent (65%) of its outstanding Equity Interests shall be delivered and only to the extent that the owner of such Equity Interests is a Credit Party (other than a Foreign Borrower or a CFC), unless in each case any additional such shares have been delivered or pledged to secure the obligations under or in respect of the Bank Credit Agreement), together with appropriate instruments of transfer required under the Pledge Agreement; and

(iii)    cause such New Subsidiary or other New Guarantor (unless it is a CFC, so long as such CFC has not pledged collateral to secure the obligations under or in respect of the Bank Credit Agreement) to become a party to the Pledge Agreement (and any other documents required to be executed in connection therewith) pursuant to one or more instruments or agreements satisfactory in form and substance to the Notes Collateral Agent, the effect of which shall be to secure all amounts owing hereunder and in respect of the Notes by a first priority Lien on and security interest in (which Lien and security interest may be pari passu with a like Lien and security interest in favor of the Collateral Agent on behalf of the Bank Lenders) the Equity Interests owned or held by such New Subsidiary or other New Guarantor;

provided, however, that in any event, prior to the time that any New Subsidiary or other New Guarantor receives the proceeds of, or makes, any loan or advance or other extension of credit, from or to, or otherwise becomes the obligor or obligee in respect of any Indebtedness of, any Obligor or Subsidiary thereof, the Obligors shall (A) cause to be taken, in respect of any such obligor, the actions referred to in the preceding clauses (i), (ii), and (iii) to the extent required under the terms of such clauses, and (B) in the case of any such obligee, cause such obligee to become a party to the Subordination Agreement pursuant to one or more instruments or agreements satisfactory in form and substance to the Required Holders. To the extent not covered above, (x) if any Credit Party (other than a CFC, so long as such CFC has not pledged collateral to secure the obligations under or in respect of the Bank Credit Agreement) is not a party to the Pledge Agreement at the time it forms or acquires a Subsidiary, such Credit Party shall become a party to the Pledge Agreement pursuant to one or more instruments or agreements satisfactory in form and substance to the Notes Collateral Agent and the Required Holders simultaneously with the formation or acquisition of such Subsidiary, and (y) if any Person described in clauses (a) or (b) above has any existing Subsidiaries at the time it becomes a Credit Party, such Person shall become a party to the Pledge Agreement pursuant to one or more instruments or agreements satisfactory in form and substance to the Notes Collateral Agent and the Required Holders simultaneously with becoming a Credit Party.

Section 2.3    Restricted Payments. Paragraph 6G of the Note Purchase Agreement is hereby amended by deleting the word “and” from the end of clause (v) thereof, replacing the period at the end of clause (vi) thereof with a comma, and inserting the following to the end thereof:

“(vii) the making of cash payments in connection with any conversion, at the election of the holder of any Permitted Convertible Notes, of Permitted Convertible Notes, in an aggregate amount after the date of the applicable indenture governing such Permitted

Convertible Notes not to exceed the sum of (A) the principal amount of such Permitted Convertible Notes plus (B) any payments received by the Parent or any of its Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction and (viii) (A) any payments in connection with a Permitted Bond Hedge Transaction and (B) the settlement of any related Permitted Warrant Transaction either (1) in shares of common stock or (2) in cash by set-off against the related Permitted Bond Hedge Transaction or to the extent such payment is substantially concurrently received under any Permitted Bond Hedge Transaction.”

Section 2.4    Swap Agreements. Paragraph 6N of the Note Purchase Agreement is hereby amended by deleting the word “and” from the end of clause (a) thereof, replacing the period at the end of clause (b) with a comma, and inserting the following to the end thereof:

“and (c) Swap Agreements consisting of Permitted Bond Hedge Transactions or Permitted Warrant Transactions.”

Section 2.5    Events of Default. Clause (iii) of paragraph 7A of the Note Purchase Agreement is hereby amended by inserting the following proviso to the end thereof:

“provided, further, that this clause (iii) shall not apply in respect of any satisfaction of a condition to conversion, or any actual conversion of, any Permitted Convertible Notes;”

Section 2.6    Other Terms. Paragraph 10B of the Note Purchase Agreement is hereby amended by adding the following new terms thereto in appropriate alphabetical order:

“Permitted Bond Hedge Transaction” shall mean any call or capped call option (or substantively equivalent derivative transaction) on the Parent’s common stock purchased by the Parent in connection with the issuance of any Permitted Convertible Notes; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Parent from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Parent from the sale of such Permitted Convertible Notes issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Convertible Notes” shall mean any unsecured notes issued by the Parent and permitted at the time of issuance pursuant to paragraph 6D that are convertible into a fixed number (subject to customary anti-dilution adjustments, “make whole” increases and other customary changes thereto) of shares of common stock of the Parent (or other securities or property following a merger event or other change of the common stock of the Parent), cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such common stock or such other securities); provided that the Indebtedness thereunder must satisfy each of the following conditions: (i) such Indebtedness is scheduled to mature after, and does not require any scheduled amortization or other scheduled payments of principal prior to, and does not permit any Credit Party to elect optional redemption or optional acceleration that would be settled on a date prior to, the date that is ninety one (91) days after the latest maturity date of the latest maturing Notes hereunder outstanding as of the date such Indebtedness is issued (it being understood that neither (x) any provision requiring an offer to purchase such Indebtedness as a result of change of control or other fundamental change nor (y) any early conversion of, or any satisfaction of a condition to conversion of, any Permitted Convertible Notes in accordance with the terms thereof, in either case, shall violate the foregoing restriction), (ii) such Indebtedness is not guaranteed by any Subsidiary of the Parent other than a Credit Party and (iii) the terms, conditions and covenants of such Indebtedness must be customary for convertible Indebtedness of such type (as determined by the board of directors of the Parent, or a committee thereof, in good faith).

“Permitted Warrant Transaction” shall mean any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Parent’s common stock (whether settled in cash, shares or otherwise) sold by the Parent substantially concurrently with any purchase by the Parent of a related Permitted Bond Hedge Transaction.

“Significant Subsidiary” shall mean any Subsidiary whose revenues or assets constitute at least 15% of the total consolidated revenues or Consolidated Total Assets, respectively, of the Parent and its Subsidiaries as of the last day of the fiscal quarter most recently ended as of any date of determination.

Section 2.7    Other Terms. The definitions of “EBITDA” and “Indebtedness” in paragraph 10B of the Note Purchase Agreement are hereby amended and restated in their entirety to read as follows:

“EBITDA” shall mean, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Consolidated Interest Expense for such period, (ii) income tax expense for such period net of tax refunds, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary losses or charges for such period, (v) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period), and (vi) transaction costs (including fees and premiums (x) related to the Transaction Documents, the Bank Credit Agreement and related documents and the transactions contemplated thereby, (y) in connection with the issuance or offering of Equity Interests, acquisitions and similar investments, dispositions of any Person or all or substantially all of the assets or division or product line of any Person, recapitalizations, mergers, consolidations or amalgamations, option buyouts or incurrences, repayments, refinancings, amendments or modifications of Indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties) or similar transactions (or any of the foregoing transactions that are proposed and not consummated) and (z) related to any Permitted Bond Hedge Transactions, Permitted Convertible Notes, Permitted Warrant Transactions and related documents and the transactions contemplated thereby), in an aggregate amount under this clause (vi) not to exceed $5,000,000 in any period of four consecutive fiscal quarters, minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period and (ii) any extraordinary gains and any non-cash items of income for such period, all calculated for the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP, and plus (or minus) adjustments for acquisitions and dispositions as set forth in the definition of Pro Forma Basis.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) accrued expenses and current accounts payable incurred in the ordinary course of business and (ii) liabilities associated with customer prepayments and deposits arising in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, provided that the amount of such Indebtedness which has not been assumed by such Person shall be the lesser of (i) the amount of such obligation and (ii) the Fair Market Value of such property, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capitalized Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (other than performance guaranties), and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor and, for the avoidance of doubt, shall exclude any Indebtedness under any Permitted Bond Hedge Transactions and Permitted Warrant Transactions.

ARTICLE III

Conditions To Effectiveness

This Agreement shall become effective on such date (herein called the “Effective Date”) when the conditions set forth in this Section have been satisfied.

SECTION 3.1     Execution of Agreement. Prudential and the Noteholders shall have received counterparts of this Agreement duly executed and delivered on behalf of the Obligors, the other Credit Parties, Prudential and the Required Holders.

SECTION 3.2     Constitutive and Authorizing Documents. Each of the Credit Parties hereby confirms that there have been no amendments to such entity’s constitutive documents, authorizing resolutions or those Persons authorized to sign on behalf of such entity since the certificates delivered to Prudential and the Noteholders on (a) March 31, 2020 with respect to the Issuer, the Parent, Lippert Components Manufacturing, Inc., Innovative Design Solutions, Inc., LCI Service Corp., Taylor Made Group, LLC, Curt Manufacturing, LLC, Curt Acquisition Holdings, Inc. and LCI Industries Pte. Ltd., (b) September 21, 2020 with respect to LCI Industries B.V. and LCI Holding B.V., and (c) May 6, 2021 with respect to Veada Industries, Inc. and Kaspar Ranch Hand Equipment, LLC.

SECTION 3.3     Bank Amendment. Prudential and the Noteholders shall have

received a fully executed copy of Amendment No. 2 to the Bank Credit Amendment, dated and in effect as of the date hereof (the “Bank Amendment”).

SECTION 3.4     Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Credit Parties and their Subsidiaries shall be satisfactory in form and substance to Prudential, the Noteholders and their legal counsel. In addition, Prudential, the Noteholders and their counsel shall have received all information, approvals, documents or instruments as Prudential, the Noteholders or their counsel may reasonably request.

SECTION 3.5     Representations and Warranties. The representations and warranties contained in Article IV hereof shall be true and accurate as of the Effective Date.

SECTION 3.6     Counsel Fees. The Obligors shall have paid all outstanding costs, expenses and fees of Prudential and the Noteholders (including reasonable attorneys’ fees and expenses of Akin Gump Strauss Hauer & Feld LLP) incurred in connection with the documentation of this Agreement and the documents related thereto.

ARTICLE IV

Representations and Warranties

Each Obligor represents and warrants to Prudential and the Noteholders that:

SECTION 4.1     Representations and Warranties; No Default or Event of Default. The representations and warranties herein and in paragraph 8 of the Note Purchase Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), and no Default or Event of Default has occurred and is continuing as of the Effective Date after giving effect to this Agreement or would result from this Agreement becoming effective in accordance with its terms.

SECTION 4.2     Organization; Power and Authority. Such Obligor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, except where the failure to be licensed or qualified would not reasonably be expected to have a Material Adverse Effect. Such Obligor has the necessary corporate power and authority to execute and deliver this Agreement and to perform the provisions hereof.

SECTION 4.3     Authorization, Etc. This Agreement has been duly authorized by all necessary corporate action on the part of such Obligor, and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 4.4     Compliance with Laws, Other Instruments, Etc. The execution and delivery of this Agreement, and the performance by the Obligors of this Agreement and the Note Purchase Agreement, will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of either Obligor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other agreement or instrument to which either Obligor or any Subsidiary is bound or by which either Obligor or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to either Obligor or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to either Obligor or any Subsidiary.

SECTION 4.5     Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution or delivery of this Agreement, or the performance of this Agreement or the Note Purchase Agreement, by either Obligor.

SECTION 4.6     Corporate Organization. Schedule A contains a complete and correct list of the Parent’s Subsidiaries as of the date of this Agreement (other than any real estate holding limited liability companies which are treated as disregarded entities for federal income tax purposes and not as separate taxable entities) showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Parent and each other Subsidiary (if not 100%).

SECTION 4.7     No Fees. Neither of the Obligors nor any of their Affiliates have paid, or have agreed to pay, a fee or any other compensation to any Bank Lender or to the Bank Agent in connection with the Bank Amendment.

ARTICLE V

Release

Each Credit Party hereby acknowledges and agrees that: (a) neither it nor any of its Subsidiaries has any claim or cause of action against any Noteholder (or any of their respective Affiliates, directors, officers, employees, agents, attorneys or consultants or any of the foregoing) in connection with the Transaction Documents and (b) each Noteholder has heretofore properly performed and satisfied in a timely manner all of its obligations to the Credit Parties, and all of their Subsidiaries and Affiliates, under the Note Purchase Agreement and the other Transaction Documents. Notwithstanding the foregoing, the Noteholders wish (and the Credit Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Noteholders’ rights, interests, security and/or remedies under the Note Purchase Agreement and the other Transaction Documents. Accordingly, for and in consideration of the agreements contained in this Agreement and other good and valuable consideration, each of the Credit Parties (in each case, for itself and its Subsidiaries and

Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge each Noteholder and each of their respective Affiliates, directors, officers, employees, agents, attorneys and consultants of each of the foregoing (collectively, the “Released Parties”) from any and all debts, claims, allegations, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the Effective Date directly arising out of, connected with or related to this Agreement, the Note Purchase Agreement or any other Transaction Document, or any act, event or transaction related or attendant thereto, or the agreements of any Noteholder contained therein.

ARTICLE VI

Confirmation and Reaffirmation

SECTION 6.1     Reaffirmation of Subsidiary Guaranty. Each Subsidiary Guarantor hereby (a) acknowledges and reaffirms all obligations owing by it to the Noteholders under the Subsidiary Guaranty (and any joinder agreement executed in connection therewith), (b) acknowledges and confirms that, except with respect to the amendments explicitly set forth in this Agreement, none of the Transaction Documents to which it is a party shall be impaired or otherwise affected by the execution of this Agreement or any other document or instrument delivered in connection herewith, (c) acknowledges that such Subsidiary Guaranty continues in full force and effect in respect of, and to secure, the obligations under the Note Purchase Agreement, the Notes and the other Transaction Documents and (d) ratifies and confirms its consent to any previous amendments of the Note Purchase Agreement and any previous waivers granted with respect to the Note Purchase Agreement. Although each of the Subsidiary Guarantors have been informed of the matters set forth herein and have acknowledged and agreed to same, each of the Subsidiary Guarantors understands that the Noteholders shall have no obligation to inform the Subsidiary Guarantors of such matters in the future or to seek the Subsidiary Guarantors’ acknowledgement or agreement to future amendments, waivers, or modifications, and nothing herein shall create such a duty.

SECTION 6.2     Reaffirmation of Parent Guaranty. The Parent hereby (a) acknowledges and reaffirms all obligations owing by it to the Noteholders under the Parent Guaranty, (b) acknowledges and confirms that, except with respect to the consents and amendments explicitly set forth in this Agreement, none of the Transaction Documents to which it is a party shall be impaired or otherwise affected by the execution of this Agreement or any other document or instrument delivered in connection herewith, (c) acknowledges that such Parent Guaranty continues in full force and effect in respect of, and to secure, the obligations under the Note Purchase Agreement, the Notes and the other Transaction Documents and (d) ratifies and confirms its consent to any previous amendments of the Note Purchase Agreement and any previous waivers granted with respect to the Note Purchase Agreement.

ARTICLE VII

Miscellaneous

SECTION 7.1     Cross-References. References in this Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Agreement.

SECTION 7.2     Transaction Document. This Agreement is a Transaction Document. The amendments set forth in Article II shall be limited precisely as provided for herein and, except as expressly provided in Article II hereof, shall not be deemed to be a waiver of any Default or Event of Default that may hereafter occur or heretofore have occurred and be continuing or otherwise constitute a waiver of, amendment of, consent to or modification of any other term or provision of the Note Purchase Agreement or of any term or provision of any other Transaction Document or of any transaction or future action on the part of either Obligor or any other Credit Party which would require the consent of Prudential or any of the Noteholders under the Note Purchase Agreement or any other Transaction Document. Except as expressly consented to or amended hereby, all of the representations, warranties, terms, covenants and conditions contained in the Note Purchase Agreement and each other Transaction Document shall remain unamended or otherwise unmodified and in full force and effect.

SECTION 7.3     Counterparts. This Agreement may be executed by the parties, hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed signature page by facsimile or electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.4     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 7.5     Costs and Expenses. The Issuer agrees to pay all reasonable costs and expenses of Prudential and the Noteholders (including the reasonable fees and out-of-pocket expenses of their legal counsel) that are incurred in connection with the execution and delivery of this Agreement and the other agreements and documents entered into in connection herewith.

SECTION 7.6     GOVERNING LAW; WAIVER OF JURY TRIAL; ENTIRE AGREEMENT. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE OF LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. EACH PERSON A PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY AGREEMENT OR DOCUMENT ENTERED INTO IN CONNECTION HEREWITH. THIS AGREEMENT CONSTITUTES THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WRITTEN OR ORAL, WITH RESPECT HERETO.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ISSUER:

LIPPERT COMPONENTS, INC.

By:	/s/ Brian M. Hall
Name:	Brian M. Hall
Title:	Chief Financial Officer

PARENT:

LCI INDUSTRIES

By:	/s/ Brian M. Hall
Name:	Brian M. Hall
Title:	Chief Financial Officer

SUBSIDIARY GUARANTORS:

LIPPERT COMPONENTS MANUFACTURING, INC.
INNOVATIVE DESIGN SOLUTIONS, INC.
LCI SERVICE CORP.
TAYLOR MADE GROUP, LLC

By:	/s/ Brian M. Hall
Name:	Brian M. Hall
Title:	Chief Financial Officer

LCI INDUSTRIES B.V.

By:	/s/ Brian M. Hall
Name:	Brian M. Hall
Title:	Director B

LCI INDUSTRIES PTE. LTD.

By:	/s/ Brian M. Hall
Name:	Brian M. Hall
Title:	Director

LCI HOLDING B.V.

By:	/s/ Brian M. Hall
Name:	Brian M. Hall
Title:	Director B

CURT ACQUISITION HOLDINGS, INC.

By:	/s/ Brian M. Hall
Name:	Brian M. Hall
Title:	Chief Financial Officer

CURT MANUFACTURING, LLC

By:	/s/ Brian M. Hall
Name:	Brian M. Hall
Title:	Chief Financial Officer

VEADA INDUSTRIES, INC.

By:	/s/ Brian M. Hall
Name:	Brian M. Hall
Title:	EVP & CFO

KASPAR RANCH HAND EQUIPMENT, LLC

By:	/s/ Brian M. Hall
Name:	Brian M. Hall
Title:	EVP & CFO

PRUDENTIAL AND NOTEHOLDERS:

PGIM, INC.

By:	/s/ Joshua Shipley
Name: Joshua Shipley
Title: Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Joshua Shipley
Name: Joshua Shipley
Title: Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	PGIM, Inc.
(as Investment Manager)

By:	/s/ Joshua Shipley
Name: Joshua Shipley
Title: Vice President

FARMERS INSURANCE EXCHANGE MID CENTURY INSURANCE COMPANY ZURICH AMERICAN INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ Joshua Shipley
Name: Joshua Shipley
Title: Vice President

SCHEDULE A

ORGANIZATIONAL CHART

[Intentionally Omitted]